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                                                                   Exhibit 10.11

                          EXPENSE ALLOCATION AGREEMENT

            EXPENSE ALLOCATION AGREEMENT, dated as of April 30, 1997 (the "Agreement"), between KSL Recreation Corporation, a Delaware corporation (the "KSL"), and KSL Recreation Group, Inc., a Delaware corporation ("Group").

                              W I T N E S S E T H:

            WHEREAS, KSL has agreed to provide to Group and its subsidiaries services necessary for the management of the businesses of Group and its subsidiaries, and Group has agreed to pay for such services from KSL; and

            WHEREAS, KSL and Group desire to make provision for certain ongoing relationships among them.

            NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises of the parties hereinafter set forth, KSL and Group hereby agree as follows:

SECTION 1. ENGAGEMENT.

            1.1 Group engages KSL to provide the services specified in Section 2 of this Agreement to its businesses, and KSL accepts this engagement, on the terms and conditions set forth in this Agreement.

SECTION 2. CERTAIN SERVICES RELATED TO MANAGEMENT.

            2.1 Commencing on the date of this Agreement, and for the period provided under Section 4 hereof, KSL shall make available to Group or any of its subsidiaries, upon request by such party, management services, including without limitation the following services (individually a "Service" and collectively, the "Services"):

            (a) The services of KSL's officers in management of Group and the subsidiaries of Group.

            (b) The services of KSL's officers in rendering general business advice, including, without limitation, advice regarding operations and production, distribution, marketing and the acquisition and disposition of assets.

            (c) The services of KSL's officers for financial advice and services, including, without limitation, assistance with respect to matters such as the raising of additional capital, cash management, treasury and financial controls.
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            (d) The services of KSL's general counsel for legal advice.

            (e) The services of KSL's officers for advice concerning foreign and domestic taxes.

            (f) The services of KSL's officers for personnel advice and services, including, without limitation, administration of insurance, pension and other employee benefit plans.

            (g) The services of KSL's other staff, and the use of equipment, office space, and facilities for such other advice and services related to the operation of the business of Group or any of its subsidiaries as Group or any of its subsidiaries may request from time to time.

            2.2 Notwithstanding the provisions of subsection 2.1 hereof, KSL may contract with third parties to perform any or all of the Services. Such third parties will be engaged by KSL after consultation with Group.

SECTION 3. PRICING.

            3.1 For the Services, Group shall pay to KSL an amount necessary to pay reasonable compensation of the employees of KSL and the other reasonable overhead expenses of KSL including, without limitation, its allocable share of any space rented by KSL.

            3.2 In addition to the payments under Section 3.1, Group shall, within 15 days after its receipt of an invoice from KSL, reimburse KSL for its reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of its outside legal counsel and accountants) incurred by it in providing Services to Group or any of its subsidiaries, as set forth in the invoice.

SECTION 4. TERM OF AGREEMENT.

            4.1 The initial term of this Agreement will be for one year commencing on the Closing Date (the "Initial Term") and automatically renewed on each anniversary of the end of the Initial Term, subject to earlier termination as provided herein.
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            4.2 After the Initial Term, either party may terminate the Agreement upon at least 30 days written notice to the other party.

SECTION 5. ACCESS TO INFORMATION.

            5.1 Group shall provide to KSL all information necessary for KSL to provide the Services.

SECTION 6. NOTICE.

            6.1 Any notice, request, instruction, consent, approval or other communication provided for herein shall be in writing and shall be delivered personally, sent by certified or registered mail, postage prepaid, sent by facsimile transmission, and shall be deemed given when so delivered personally, if sent by facsimile transmission when sent, or if mailed, two business days after the date of deposit in the United States mails, as follows:

      To KSL:           KSL Recreation Corporation
                        56-140 PGA Boulevard
                        La Quinta, California 92253

                        Attention:
                        Facsimile No.: 760-564-4880

      To Group:         KSL Recreation Corporation
                        56-140 PGA Boulevard
                        La Quinta, California 92253

                        Attention:
                        Facsimile No.: 760-564-4880
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SECTION 7. INDEMNIFICATION.

            7.1 To the fullest extent permitted by the Delaware General Corporation Law, Group shall indemnify and hold harmless KSL and its affiliates (other than Group and its subsidiaries), the respective directors, officers, agents, employees and legal representatives of KSL and its affiliates (other than Group and its subsidiaries) from and against any and all losses, claims, damages, liabilities, joint or several (and all actions in respect thereof), caused by, related to or arising out of KSL acting for, or providing Services to, Group or any of its subsidiaries pursuant to this Agreement, and to reimburse KSL and any other parties entitled to be indemnified hereunder for all reasonable expenses (including attorneys' fees) incurred by KSL or any such other indemnified party in connection with investigating, preparing or defending any such action or claim.

SECTION 8. MISCELLANEOUS PROVISIONS.

            (a) Assignment. No party to this Agreement may assign its rights or, expect as permitted hereby, delegate its obligations under this Agreement to any person, without the prior written consent of the other party.

            (b) Successors Bound. Subject to the provisions of paragraph 8(a) above, this Agreement is binding on, and inures to the benefit of, parties' respective successors and permitted assigns.

            (c) Headings. The paragraph headings in this Agreement are for reference purposes only and will not affect the interpretation of this Agreement.

            (d) Entire Agreement. This Agreement records the final, complete and entire agreement among the parties regarding engagement of KSL to provide management and consulting services to Group, and it supersedes all prior oral and written agreements, commitments or understandings with respect to the matters provided for herein.

            (e) Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original document and all of them, together, will constitute the same agreement.

            (f) Governing Law. The validity, construction, enforcement of this Agreement are governed by the laws of California.

            (g) Modification. A waiver, amendment, or modification of any provision of this Agreement will be valid and effective only if it is evidenced by a writing signed by each party to this Agreement.
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            IN WITNESS WHEREOF, the parties have set their hands effective as of the date first above.

                                       KSL RECREATION CORPORATION



                                       By:______________________________________
                                          Name:
                                          Title:


                                       KSL RECREATION GROUP, INC.



                                       By:______________________________________
                                          Name:
                                          Title: